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                                  EXHIBIT 4(j)


Agreement to furnish instruments defining rights of holders of long-term debt


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                                                                 August 27, 1999




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re: Worthington Industries, Inc. - Form 10-K for the fiscal year ended May 31, 1999

Gentlemen:

              Worthington Industries, Inc., an Ohio corporation, is today executing and filing a Form 10-K, Annual Report for the fiscal year ended May 31, 1999.

              Pursuant to the instructions relating to the Exhibits in Item 601 of Regulation S-K, Worthington Industries, Inc. hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries. Such long-term debt does not exceed 10% of the total assets of Worthington Industries, Inc. and its subsidiaries on a consolidated basis.

                                            Very truly yours,

                                            WORTHINGTON INDUSTRIES, INC.

                                            /s/John S. Christie

                                            John S. Christie
                                            President & Chief Operating Officer
Enclosures